EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Marshall & Ilsley Corporation on Form S-8 of our report dated January 15, 2003 appearing in the Annual Report on Form 10-K of Marshall & Ilsley Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
May 9, 2003